SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2003

PW Eagle, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-18050	41-1642846
(Commission File Number)	(I.R.S. Employer Identification Number)

222 South Ninth Street, Suite 2880, Minneapolis, MN 55402

(Address of Principal Executive Offices) (Zip Code)

(612) 305-0339

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets

On March 14, 2003, PW Eagle, Inc. acquired all of the outstanding stock of Uponor ETI Company (Uponor), a subsidiary of Uponor Oyj, a Finish company. In connection with the acquisition, we formed a wholly-owned subsidiary named Extrusion Technologies, Inc. and merged Extrusion Technologies, Inc. into Uponor. Uponor will operate as a wholly-owned subsidiary of PW Eagle under the name Extrusion Technology, Inc. (ETI).

ETI is a technology leader in the North American polyvinyl chloride (PVC) pipe market for municipal engineering applications. ETI produces approximately 200 million pounds of PVC pipe annually, in diameters ranging from 4 to 36 inches. Their products are used for water transmission and sanitary, storm sewer and roadway drainage applications. ETI’s Ultra line of products utilizes proprietary processes or designs, which result in superior strength-to-weight characteristics relative to competitive products. ETI’s Ultra product “Ultra Blue”, incorporates a proprietary molecular-oriented manufacturing process to create PVC pressure pipe that, despite its thinner wall, provides greater impact strength and flow capacity while yielding comparable pressure ratings as conventional PVC pressure pipe.

In addition to its PVC pipe products, ETI through its subsidiary, Mid-States Plastics, Inc. manufactures plastic water meter boxes for residential and commercial applications.

For the year ended December 31, 2002, ETI had net sales of $89 million and earnings before interest, taxes, depreciation and amortization of $7.4 million. Approximately 31% of the net sales of ETI are from sales of its Ultra products, and approximately 8% of its net sales are from Mid-States Plastics with the balance being conventional PVC pipe products. ETI has production facilities in Conroe, Texas; Buckhannon, West Virginia; Columbia, Missouri and Mt. Sterling, Kentucky and its operating headquarters is in Denver, Colorado. PW Eagle intends to continue to use ETI’s production facilities and equipment as historically utilized for the production of ETI’s PVC pipe products, “Ultra Blue” products and plastic water meter boxes.

The purchase price for ETI was approximately $28 million of which $22 million was paid at closing. A working capital adjustment reduced the purchase price by approximately $2.5 million. Also, included in the purchase price are transaction costs of $0.6 million and royalties to be paid by ETI of $8 to $12 million over the next eight years, based on the sales of specific products. The Acquisition will be accounted for as a purchase business combination but has not been included in the 2002 statement of earnings as the acquisition took place after the end of fiscal 2002. The initial purchase price will be allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values, comprised of net current assets of $9.3 million, property, plant and equipment of $18.6 million, various intangible assets totaling $3.7 million and net deferred tax liabilities of $3.6 million.

The acquisition was financed with an equity contribution from PW Eagle to ETI of $7 million from PW Eagle’s revolving line of credit, a new $5 million Term Note drawn under ETI’s new financing facility, along with a $10 million advance drawn under ETI’s Revolving Credit Facility obtained from Fleet Capital Corp. ETI will be operated as a stand-alone, wholly-owned subsidiary of PW Eagle, with each entity responsible for its own debts and obligations without any guaranties or cross defaults

In connection with the Acquisition, ETI entered into a Senior Credit Facility consisting of (i) a Revolving Credit Facility of $25 million less the outstanding balance on the ETI Term Note and the ETI Equipment Notes (ii) a $5 million Term Note and (iii) potential Equipment Notes of up to $1.5 million. The ETI Revolving Credit Facility bears an interest rate of LIBOR plus 2.75%. ETI is required to pay a fee of .5% on the unused portion of the Revolving Credit Facility. Principal payments on the ETI Term Note are due in quarterly payments of $250,000 beginning on June 30, 2003 until it is paid in full on August 20, 2005. The Term Note bears an interest rate of LIBOR plus 3.25%. Additional payments on the Term Note will be made annually commencing December 31, 2003 for a cumulative total of $1 million from Excess Cash Flow, defined as EBITDA (Net Income plus interest, income taxes, depreciation, and amortization) minus non-financed capital expenditures, cash taxes, scheduled principal payments and cash interest. Payments on the ETI Equipment Notes will be made monthly at 1/60th of the total Note balance until paid in full on August 20, 2005. The Equipment Notes bear an interest rate of LIBOR plus 3.25%. As of the date of Acquisition, there are no outstanding Equipment Notes.

Under this ETI Senior Credit Facility, ETI is required to comply with certain restrictive financial ratios and covenants relating to minimum fixed charge coverage, minimum interest coverage, funded debt to EBITDA, and maximum capital expenditures as well as other customary covenants, representations, warranties, and funding conditions. ETI is also required under the covenants to enter into a fixed rate agreement by April 1, 2003 with a minimum notional amount of $2,500,000. The ETI Senior Credit Facility is collateralized by nearly all of the assets of ETI.

In addition, PW Eagle amended its financing agreement with JP Morgan Partners, LLC, among other parties (collectively, the “Investors”), to acknowledge and reflect the purchase of ETI. In connection with this amendment, PW Eagle issued to the Investors 10-year warrants to purchase an aggregate of 350,000 shares of PW Eagle common stock for $9.50 per share. The warrants initially become exercisable on October 1, 2004. However, if the PW Eagle is sold (whether in an asset sale, merger or stock acquisition) for cash or for certain types of liquid securities, the warrants will expire without having ever become exercisable. Similarly, if at October 1, 2004 PW Eagle has entered into a letter of intent (or other similar document) providing for its sale, the exercise date will be delayed to not later than December 31, 2004, and the warrants will expire without having become exercisable if the sale is consummated prior to December 31, 2004. In all events, the warrants expire March 14, 2013 unless earlier terminated.

Item 7. Financial Statement and Exhibits

A.	Financial statements of businesses acquired.

At the time this Report on Form 8-K was filed with the Securities and Exchange Commission, it was impracticable to provide the required financial statements for the business the Registrant acquired or pro forma financial information. Pursuant to Item 7(a)(4) of Form 8-K, the required financial statements will be filed by amendment not later than May 29, 2003.

B.	Pro forma financial information.

See response to A. above.

C.	Exhibits.

Refer to the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PW Eagle, Inc.

Date: March 26, 2003	By:	/s/ WILLIAM H. SPELL

William H. Spell Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

EXHIBIT INDEX

to

FORM 8-K

Dated March 14, 2003

PW Eagle, Inc.

Exhibit No.	Description
2.1	Stock Purchase Agreement between the Extrusion Technology, Inc. and Uponor North America, Inc. dated March 14, 2003.

2.2	Articles of Merger between Uponor ETI Company and Extrusion Technology, Inc. dated March 14, 2003.

10.1

Loan and Security Agreement between Extrusion Technologies, Inc. and Mid-States Plastics, Inc., as borrowers, and Fleet Capital Corporation individually and as Agent dated March 14, 2003. Confidential Treatment has been requested on portions of this document.

10.2

Amendment No. 7 dated March 14, 2003 to Securities Purchase Agreement dated September 20, 1999 by and between the Registrant and Investors. Confidential Treatment has been requested on portions of this document.

10.3

Warrant Agreement dated March 14, 2003 by and between the Registrant and JP Morgan Partners, LLC, Massachusetts Mutual Life Insurance Company, MassMutual Corporate Investors, MassMutual Corporate Investors and MassMutual Corporate Value Partners Limited.

10.4

Consent of Fleet Capital Corporation to Registrant’s acquisition of Extrusion Technologies Inc. pursuant to Third Amended and Restated Loan and Security Agreement dated March 14, 2003. Confidential Treatment has been requested on portions of this document.

99.1	Press release dated March 14, 2003.